Exhibit 99.1

SANUWAVE Announces Q3 2023 Financial Results

EDEN PRAIRIE, MN, NOVEMBER 10, 2023 – SANUWAVE Health, Inc. (the “Company” or “SANUWAVE”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced its 3rd quarter 2023 results.

For the three months ended September 30, 2023:

■
Revenue for the three months ended September 30, 2023 totaled $5.0 million, an increase of 19%, as compared to $4.2 million for the same period of 2022. This growth falls within the previously provided guidance range of an approximately 15 to 25% increase for Q3 2023 as compared to Q3 2022. Revenue for the nine months ended September 30, 2023 totaled $13.4 million, an increase of 19%, as compared to $11.2 million for the same period of 2022.

■	55 UltraMist® systems were sold in Q3 2023, up from 28 in Q1 2023 and 49 in Q2 2023.

■
UltraMist® consumables revenue increased by 24% to $3.1 million, versus $2.5 million for the same quarter last year and constituted 62% of overall revenues in the three months ended September 30, 2023. UltraMIST systems and consumables remained the primary revenue growth driver and represented in excess of 90% of SANUWAVE’s overall revenues in Q3.

■
Gross margin as a percentage of revenue amounted to 71% for the three months ended September 30, 2023, vs 72% for the same period last year. For the nine-months ended September 30, 2023, gross margins amounted to 71% vs. 72% for the same period last year.

■
For the three months ended September 30, 2023, operating loss totaled $0.5 million, which is an improvement of $2.0 million compared to the same period in 2022 as a result of the Company’s efforts to drive profitable growth and manage expenses during 2023.

■
Net loss for the three months ended September 30, 2023 was $23.7 million, compared to a net loss of $1.1 million for the same period in 2022. Net loss for the three months ended September 30, 2023 was primarily due to continued non-cash losses on the fair value of derivative liabilities.

■	Adjusted EBITDA loss[1] for the three months ended September 30, 2023 was $0.3 million versus a loss of $2.2 million for the same period last year, an improvement of $1.9 million.

1 This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Recent Highlights:

■	In July 2023, the Company issued Asset-Backed Secured Promissory Notes for which it received total proceeds of approximately $3.0 million.

■
SANUWAVE Health entered into an Agreement and Plan of Merger with Sweat Equity Partners and Mercury Life Sciences-affiliated SEP Acquisition Corp., a Nasdaq-listed company, in August 2023. Upon closing, subject to the satisfaction of the agreed upon closing conditions, the combined company is expected to trade on the Nasdaq Capital Market under the symbol “SNWV”.

■	On July 31st, Sanuwave hired industry veteran Andrew Walko as President and head of UltraMist manufacturing.

■	SANUWAVE showcased its innovative non-invasive, regenerative medicine solutions for the treatment of chronic wounds at the Symposium on Advanced Wound Care in Las Vegas.

“Q3 2023 was a quarter of acceleration at Sanuwave and one in which our manufacturing constraints began to be eliminated.  August and September saw large production upticks from July, and as our production bottlenecks are put behind us, we are now gearing up for the next stage of increasing our sales force and sales reach, exploring some promising new sales models, and beginning to engage with larger customers that had previously been beyond our reach as we had lacked the capacity to serve them,” said CEO Morgan Frank. “We will continue to focus on rapid, profitable growth, and we believe our planned increase in production capacity to 2-3 times the level of 2023 will set us up for 2024 to be a transformational year at the Company.”

Guidance

The Company anticipates Q4 2023 revenue will increase approximately 15% to 25% as compared to Q4 2022.

As previously announced, a business update will occur via conference call today at 8:00 a.m. ET.  Materials for the conference call are included on the Company’s website, www.sanuwave.com/investors.

Telephone access is available by dialing the following numbers:

Conference ID:  13742652

Telephone access to the call will be available by dialing the following numbers:
Participant Listening: 1-877-407-0784 or 1-201-689-8560

OR click the Call me™ link for instant telephone access to the event.

https://callme.viavid.com/viavid/?callme=true&passcode=13732361&h=true&info=company&r=true&B=6

A replay will be made available through November 24, 2023:

Replay Dial-In: 1-844-512-2921 or 1-412-317-6671

Access ID: 13742652

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures

This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (U.S.) (“U.S. GAAP”). These financial measures are considered “non-GAAP financial measures” and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

EBITDA and Adjusted EBITDA have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are that EBITDA and Adjusted EBITDA:

●	Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.

●	Do not reflect all changes in our working capital needs.

●	Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net loss.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022

Net (Loss)/Income	$(23,700)	$(1,139)	$(44,042)	$(4,596)
Non-GAAP Adjustments:
Interest expense	3,845	3,821	12,504	9,972
Depreciation and amortization	266	235	780	681
EBITDA	(19,589)	2,917	(30,758)	6,057
Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	19,325	(5,252)	29,943	(16,597)
Other non-cash or one-time charges:
Release of historical accrued employee compensation expenses	-	-	(1,250)	-
Shares for Services	-	-	224	888
Loss on issuance of debt	-	-	-	3,434
Loss on extinguishment of debt	-	86	-	297
Adjusted EBITDA	$(264)	$(2,249)	$(1,841)	$(5,921)

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, plans for future business development activities and the Company’s proposed business combination with SEP Acquisition Corp. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s  products, supply chain and production constraints, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, the Company’s ability to consummate the proposed business combination with SEP Acquisition Corp. and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:

Investors@Sanuwave.com

PART I -- FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$1,095	$1,153
Accounts receivable, net of allowance of $1,247 and $1,037, respectively	3,231	4,029
Inventory	1,713	868
Prepaid expenses and other current assets	1,355	570
Total Current Assets	7,394	6,620
Property, equipment and other, net	1,079	856
Intangible assets, net	4,609	5,137
Goodwill	7,260	7,260
Total Non-current Assets	12,948	13,253
Total Assets	$20,342	$19,873

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$17,645	$14,416
Convertible promissory notes payable	7,553	16,713
Convertible promissory notes payable, related parties	2,495	7,409
Asset-backed secured promissory notes	6,576	-
Asset-backed secured promissory notes, related parties	3,094	-
Accounts payable	4,623	4,400
Accrued expenses	6,359	8,512
Factoring liabilities	1,814	2,130
Warrant liability	28,106	1,416
Accrued interest	5,369	4,052
Accrued interest, related parties	729	788
Current portion of contract liabilities	68	60
Other	1,003	291
Total Current Liabilities	85,434	60,187
Non-current Liabilities
Lease liabilities	550	438
Contract liabilities	284	230
Deferred tax liability	28	28
Total Non-currrent Liabilities	862	696
Total Liabilities	$86,296	$60,883

Commitments and Contingencies (Footnote 13)

STOCKHOLDERS’ DEFICIT

Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D no shares issued and outstanding at September 30, 2023 and December 31, 2022	$-	$-

Common stock, par value $0.001, 2,500,000,000 shares authorized; 1,026,078,464 and 548,737,651 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1,026	549
Additional paid-in capital	171,377	152,750
Accumulated deficit	(238,284)	(194,242)
Accumulated other comprehensive loss	(73)	(67)
Total Stockholders’ Deficit	(65,954)	(41,010)
Total Liabilities and Stockholders’ Deficit	$20,342	$19,873

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
(UNAUDITED)
(In thousands, except share data)

	Three Months Ended september 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$4,953	$4,166	$13,404	$11,242
Cost of Revenues	1,412	1,157	3,876	3,141
Gross Margin	3,541	3,009	9,528	8,101

Operating Expenses:
General and administrative	2,681	3,498	6,678	9,484
Selling and marketing	1,039	1,650	3,430	5,037
Research and development	165	157	436	494
Depreciation and amortization	187	189	563	575
Total Operating Expenses	4,072	5,494	11,107	15,590

Operating Loss	(531)	(2,485)	(1,579)	(7,489)

Other (Expense)/Income:
Interest expense	(2,907)	(3,382)	(10,125)	(9,421)
Interest expense, related party	(938)	(439)	(2,379)	(551)
Change in fair value of derivative liabilities	(19,325)	5,252	(29,943)	16,597
Loss on issuance of debt	-	-	-	(3,434)
Loss on extinguishment of debt	-	(86)	-	(297)
Other (expense) income	1	1	(16)	(1)
Total Other (Expense)/Income	(23,169)	1,346	(42,463)	2,893

Net Loss before Income Taxes	(23,700)	(1,139)	(44,042)	(4,596)

Provision for Income Taxes	-	-	-	-

Net Loss	(23,700)	(1,139)	(44,042)	(4,596)

Other Comprehensive Loss
Foreign currency translation adjustments	7	-	(6)	6

Total Comprehensive Loss	$(23,693)	$(1,139)	$(44,048)	$(4,590)

Loss per Share:
Basic and diluted	$(0.03)	$(0.00)	$(0.06)	$(0.01)
Weighted average shares outstanding
Basic and diluted	892,956,020	561,069,625	683,771,214	542,484,779

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(In thousands, except share data)

Three Months Ended September 30, 2023
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of June 30, 2023	561,637,651	$562	$153,264	$(214,584)	$(80)	$(60,838)
Shares issued for settlement of debt	464,440,813	464	18,113	-	-	18,577
Net loss	-	-	-	(23,700)	-	(23,700)
Foreign currency translation adjustment	-	-	-	-	7	7

Balances as of September 30, 2023	1,026,078,464	$1,026	$171,377	$(238,284)	$(73)	$(65,954)

Three Months Ended September 30, 2022
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of June 30, 2022	529,293,205	$529	$151,409	$(187,406)	$(67)	$(35,535)
Shares issued for settlement of debt and warrants	19,444,446	20	1,341	-	-	1,361
Net loss	-	-	-	(1,139)	-	(1,139)

Balances as of September 30, 2022	548,737,651	$549	$152,750	$(188,545)	$(67)	$(35,313)

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(In thousands, except share data)

Nine Months Ended September 30, 2023
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2022	548,737,651	$549	$152,750	$(194,242)	$(67)	$(41,010)
Shares issued for services	12,900,000	13	514	-	-	527
Shares issued for settlement of debt	464,440,813	464	18,113	-	-	18,577
Net loss	-	-	-	(44,042)	-	(44,042)
Foreign currency translation adjustment	-	-	-	-	(6)	(6)

Balances as of September 30, 2023	1,026,078,464	$1,026	$171,377	$(238,284)	$(73)	$(65,954)

Nine Months Ended September 30, 2022
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2021	481,619,621	$482	$144,582	$(183,949)	$(73)	$(38,958)
Cashless warrant exercise	14,000,000	14	2,152	-	-	2,166
Warrant exercise	909,091	1	99	-	-	100
Shares issued in conjunction with Note Payable	20,666,993	20	3,700	-	-	3,720
Shares issued for settlement of debt and warrants	19,444,446	20	1,341	-	-	1,361
Shsares issued for services	12,097,500	12	876	-	-	888
Net loss	-	-	-	(4,596)	-	(4,596)
Foreign currency translation adjustment	-	-	-	-	6	6

Balances as of September 30, 2022	548,737,651	$549	$152,750	$(188,545)	$(67)	$(35,313)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows - Operating Activities:
Net loss	$(44,042)	$(4,596)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	780	681
Bad debt expense	547	62
Shares issued for services	224	888
Change in fair value of derivative liabilities	29,943	(16,597)
Loss on extinguishment of debt	-	297
Loss on issuance of debt	-	3,434
Amortization of debt issuance costs and original issue discount	5,656	2,998
Accrued interest	5,529	2,004
Gain on sale of property and equipment, net	-	51
Changes in operating assets and liabilities
Accounts receivable - trade	253	69
Inventory	(844)	178
Prepaid expenses and other assets	(487)	(656)
Accounts payable	464	(1,693)
Accrued expenses	(1,326)	(202)
Contract liabilities	50	(94)
Net Cash Used in Operating Activities	(3,253)	(13,176)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	13	1,022
Purchase of property and equipment	(169)	-
Net Cash Flows (Used in)/Provided by Investing Activities	(156)	1,022

Cash Flows - Financing Activities
Proceeds from senior promissory notes	-	2,940
Proceeds from convertible promissory notes payable	1,202	12,366
Proceeds from bridge notes payable	2,994	640
Payments to factoring agent, net	(710)	(227)
Proceeds from warrant exercises	-	100
Payments of principal on finance leases	(130)	(174)
Payments of principal on convertible promissory notes and SBA loans	-	(2,981)
Net Cash Flows Provided by Financing Activities	3,356	12,664

Effect of Exchange Rates on Cash	(5)	(17)

Net Change in Cash and Restricted Cash During Period	(58)	493

Cash and Restricted Cash at Beginning of Period	1,153	619
Cash and Restricted Cash at End of Period	$1,095	$1,112

Supplemental Information:
Cash paid for interest	$984	$3,345

Non-cash Investing and Financing Activities:
Warrants issued in conjunction with senior secured promissory note payable and convertible promissory notes payable	$570	$4,117
Conversion of convertible notes payable to common stock	18,577	-
Common shares issued for advisory shares	302	-
Embedded conversion feature on convertible promissory notes payable and bridge notes payable	(520)	2,309
Reclassification of warrant liability due to cashless warrant exercise	-	2,166
Working capital balances refinanced into convertible notes payable		2,273
Settlement of debt and warrants with stock		1,361
Common shares issued in conjunction with senior secured promissory note payable	-	3,720

 The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.